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                                                                      EXHIBIT 21

                    SUBSIDIARIES OF PANHANDLE ROYALTY COMPANY
                              AT SEPTEMBER 30, 2002

       The following table sets forth certain information with respect to
                             Panhandle's subsidiary:

                                   CORPORATION

                                WOOD OIL COMPANY

  Wood Oil Company was incorporated in Oklahoma and is included in Panhandle's consolidated financial statements. Effective October 1, 2001, 100% of Wood
                 Oil Company's outstanding stock was acquired by
                                   Panhandle.








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